UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/08/2013

REALTY INCOME CORP
(Exact name of registrant as specified in its charter)

Commission File Number:  1-13374

Maryland	33-0580106
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

600 La Terraza Blvd.
Escondido, CA 92025-3873
(Address of principal executive offices, including zip code)

760-741-2111
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the approval of the Realty Income Corporation (the "Company") 2012 Incentive Award Plan (the "Plan"), the Compensation Committee of the Board of Directors of the Company has approved a standard form of restricted stock grant agreement, which is attached hereto as Exhibit 10.1, for grants made to employees under the Plan. Also, the Board of Directors of the Company has approved a standard form of restricted stock agreement, which is attached hereto as Exhibit 10.2, for grants made to its non-employee directors under the Plan.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits
10.1   Form of Restricted Stock Agreement for Employees under the Realty Income Corporation 2012 Incentive Award Plan.

10.2   Form of Restricted Stock Agreement for Non-Employee Directors under the Realty Income Corporation 2012 Incentive Award Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALTY INCOME CORP

Date: January 08, 2013	By:	/s/ MICHAEL R. PFEIFFER
MICHAEL R. PFEIFFER
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-10.2	Form of Restricted Stock Agreement for Non-Employee Directors under the Realty Income Corporation 2012 Incentive Award Plan
EX-10.1	Form of Restricted Stock Agreement for Employees under the Realty Income Corporation 2012 Incentive Award Plan